Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 15, 2012 and March 1, 2013 with respect to the consolidated financial statements of Paladin Labs Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-192760) of Endo International Limited for the registration of shares of its common stock.

/s/ Ernst & Young LLP 1

Montréal, Canada

January 24, 2014

[1]	CPA auditor, CA, public accountancy permit no. A120254